Bryan Li

October 31, 2008

NextMart Inc.

To the Board of NextMart Inc. Corporation:

I am writing to inform you that I am resigning from the Board of Directors of NextMart Inc. as of today  October 31, 2008.  It has been a great pleasure to serve on the board of the company.

I, hereby tender my resignation as an director of  NextMart, Inc., a Deleware corporation (the “Company”).  My resignation is without dispute or disagreements with the Company on any matter relating to the Company's operations, policies or practices.

I wish NextMart Inc., all of its employees and directors the best of luck in the future.

Sincerely,

/s/ Bryan Li

Bryan Li